UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 27, 2009

UREX ENERGY CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-50191

(Commission File Number)

98-0201259

(IRS Employer Identification No.)

10580 N. McCarran Blvd., Building 115 – 208, Reno, NV 89503

(Address of principal executive offices and Zip Code)

(775) 747-0667

Registrant's telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this current report and unless otherwise indicated, the terms "we", "us" and "our" refer to Urex Energy Corp. Unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to "common shares" refer to the common shares in our capital stock.

Item 1.02   Termination of a Material Definitive Agreement

Item 8.01    Other Events

The Company entered into an agreement for the sale of its Argentine subsidiary, United Energy Metals SA (“UEM”) to SGI Partners, LLC (“SGI”) of Carlsbad, California on August 4, 2009.  SGI failed to meet the requirements of the agreement and the Company has therefore terminated the Share Purchase Agreement.

On December 1, 2009, the Company has signed a Letter of Intent with UrAmerica Ltd. Of London, UK (“UrAmerica”) for the sale of the Company’s Argentine subsidiary, United Energy Metals SA (“UEM”)

The agreement provides for a US$500,000 cash payment with the Company with UrAmerica assuming a maximum liability of US $275,000 for the outstanding debts of UEM.

The Company will use the proceeds of the sale to pay down debt and to focus on developing its 100% owed La Jara Mesa Extension uranium property in New Mexico. The La Jara Mesa property is in the process of obtaining exploration drill permits.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99	Press Release November 27, 2009
99	Press Release December 1, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UREX ENERGY CORP.

/s/ Richard Bachman

Richard Bachman

President and Director

Date: December 2, 2009